Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies in their capacity as an officer of Kerzner International North America, Inc. (the “Company”) that the Annual Report of the Company on Form 10-K/A for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and result of operations of the Company for such period.

Date: November 14, 2003	/s/ John R. Allison
John R. Allison
Chief Executive Officer

Date: November 14, 2003	/s/ Anne Robertson
Anne Robertson
Chief Financial Officer